=============================================================================
As filed with the Securities and Exchange Commission on  May 15, 1996.
											Registration No. 333-

                					SECURITIES AND EXCHANGE COMMISSION
			                     			Washington, D.C. 20549
                          								________
                          								FORM S-8
          			REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           							________
                   						SEROLOGICALS CORPORATION
         				(Exact name of issuer as specified in its charter)
	        Delaware                     	  			   58-2142225
(State or other jurisdiction of	   	(I.R.S. Employer Identification
incorporation or organization)		                Number)
                 					780 Park North Blvd., Suite 110
                    						Clarkston, Georgia 30021
          			(Address of principal executive offices) (Zip Code)

                  							SEROLOGICALS CORPORATION
              						AMENDED AND RESTATED 1994 OMNIBUS
                      								INCENTIVE PLAN;
                  							SEROLOGICALS CORPORATION
                 						1995 NON-EMPLOYEE DIRECTORS'
                						STOCK OPTION PLAN, AS AMENDED
                 							(Full title of the Plans)
         				________________________________________________
                   							Harold J. Tenoso, Ph.D.
                    							President and Chief
                     							Executive Officer
                 							Serologicals Corporation
              						780 Park North Blvd., Suite 110
                 							Clarkston, Georgia 30021
                     								(404) 296-5595
					             	(Name, address and telephone number,
				         		including area code, of agent for service)

                        								Copies to:
                   							David S. Rosenthal, Esq.
          							Shereff, Friedman, Hoffman & Goodman, LLP
                     								919 Third Avenue
                  							New York, New York  10022
                      								(212) 758-9500

CALCULATION OF REGISTRATION FEE

 Title of         Amount to be 	   Proposed   		Proposed	       Amount of
Securities 	      Registered(1) 	  Maximum 	   	Maximum   	    Registration
		            			                  Offering 	  	Aggregate 	         Fee
		                                		Price     		Offering
						                            	Per Share	  	 Price
_____________________________________________________________________________
Common Stock,    		1,268,000     	$23.50(2)   $28,384,402.50(2)   $9,787.73
par value			       shares
$0.01 per share
=============================================================================
(1)	Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), with options for 27,041 shares having been granted at an exercise price of $15.00 per share, options for 236,750 shares having been granted at an exercise price of $18.50 per share, and the remaining
1,004,209 shares on the basis of the average of the high and low sale prices of the Registrant's Common Stock as quoted on The Nasdaq National Market on
May 10, 1996.
=============================================================================

PART II	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Explanatory Note:

	This Registration Statement on Form S-8, filed in connection with the issuance of additional shares of Common Stock of Serologicals Corporation, a Delaware corporation (the "Registrant"), under the Serologicals Corporation Amended and Restated 1994 Omnibus Incentive Plan and the Serologicals Corporation 1995 Non-Employee Directors' Stock Option Plan, constitutes a new registration statement. The contents of the Registration Statement on Form S-8, File No. 33-97640 (filed October 2, 1995) are incorporated herein by reference.



Item 8.	Exhibits

	The following exhibits are filed as part of this registration statement:

	5.1		Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

	23.1		Consent of Arthur Andersen LLP.

	23.2		Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
Exhibit 5.1).

	24		Power of Attorney (included in signature page to this
registration statement).

                                   SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarkston, State of Georgia, on this 15th day of May, 1996.

						SEROLOGICALS CORPORATION


						By:	 /s/ Harold J. Tenoso
          ---------------------
          Harold J. Tenoso, Ph.D.
						   	President, Chief Executive Officer and
						   	Director

	KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Harold J. Tenoso, Ph.D. and Russell H. Plumb, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

	Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

     Signature				               	Title				                        		Date
 /s/ Harold J. Tenoso		       President, Chief Executive Officer  	May 15, 1996
- ---------------------		       and Director (Principal Executive
Harold J. Tenoso, Ph.D.		     Officer)

 /s/ Samuel A. Penninger, Jr.	Chairman of the Board of Directors	  May 15, 1996
- ----------------------------
Samuel A. Penninger, Jr.

 /s/ Marcia T. Bates        		Director		                       				May 15, 1996
- --------------------
Marcia T. Bates

 /s/ James L. Currie       		 Director					                       	May 15, 1996
- --------------------
James L. Currie

 /s/ George M. Shaw	         	Director                      							May 15, 1996
- -------------------
George M. Shaw, M.D., Ph.D.

 /s/ Matthew C. Weisman      	Director				                      			May 15, 1996
- -----------------------
Matthew C. Weisman

 /s/ Russell H. Plumb      		Vice President, Finance and         		May 15, 1996
- ---------------------	      	Administration and Chief Financial
Russell H. Plumb		          	Officer (Principal Financial and
                       						Accounting Officer)

                           SEROLOGICALS CORPORATION


                                  FORM S-8
                           REGISTRATION STATEMENT


                               EXHIBIT INDEX

Sequentially
Numbered
Exhibit


5.1	     Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1	    Consent of Arthur Andersen LLP.

23.2    	Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
Exhibit 5.1).

24      	Power of Attorney (included in signature page to this registration statement).